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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549
                               _______________________


                                       FORM 8-K


   Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  June 24, 1997


                           CINEMASTAR LUXURY THEATERS, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    California                      0-25252                    33-0451054
----------------            ------------------------       -------------------
 (State or other            (Commission File Number)          (IRS Employer
 jurisdiction of                                            Identification No.)
 incorporation)


                                431 College Boulevard
                          Oceanside, California  92057-5435
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (619) 630-2011


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ITEM 5.  OTHER EVENTS

      On June 24, 1997, Registrant entered into a letter agreement ("Letter of Intent") with a group of investors headed by Rust Capital Ltd. (the "Rust Group") to purchase newly issued shares of Registrant's common stock for $15 million (the "Transaction"). After the Transaction is completed, the Rust Group would own at least 51 percent of Registrant's outstanding Common Stock and its equity interest could rise above 51 percent based on a provision tied to the Registrant's financial condition at the time of closing. No definitive agreement has been signed and the parties to the Transaction must obtain regulatory and shareholder approval before the transaction can be completed.

       Under the Letter of Intent, Registrant would receive up to a $2 million secured bridge loan at the time the definitive agreement is executed. Additionally, after the closing, the membership of the board of directors would be changed to reflect the Rust Group's majority interest.

      For further information see Exhibits 10 and 99 attached to this Form 8-K which are incorporated herein by this reference.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

           (c)  Exhibits.

10.1 Letter of Intent, dated June 24, 1997, by and between Rust Capital Ltd. and CinemaStar Luxury Theaters, Inc.

99.1       Press Release, dated June 26, 1997

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                                    SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 30, 1997                          CINEMASTAR LUXURY THEATERS, INC.


                                               By:  \s\ JON MELOAN
                                                    Jon Meloan
                                                    Vice President, Secretary
                                                    and General Counsel

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                                    EXHIBIT INDEX

Exhibit
Number             Description
-------            ----------------------------------

10.1               Letter of Intent, dated June 24,
                   1997, by and between Rust Capital,
                   Ltd. and CinemaStar Luxury Theaters, Inc.

99.1               Press Release, dated June 26, 1997


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